Exhibit 99.906 CERT

CERTIFICATION

Robert McGee, Principal Executive Officer/Presdient, and Steven Kellas, Principal Financial Officer/Treasure of WesMark Funds (the “Registrant”), each certify to the best of his/her knowledge that:

1. The Registrant’s periodic report on Form N-CSR for the period ended December 31, 2025, (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer/President WesMark Funds	Principal Financial Officer/Treasurer WesMark Funds

/s/ Robert McGee	/s/ Steven Kellas
Robert McGee	Steven Kellas

Date:	03/10/2026	Date:	03/10/2026

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.